EXHIBIT 99.1


Central Jersey Bancorp Reports Record Quarterly Net Income of $1.03 Million
--------------------------------------------------------------------------------

LONG BRANCH, NEW JERSEY, October 17, 2008 (NASDAQ Global Market: CJBK):

Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income of $1.03 million for the three months ended September 30, 2008, a $394,000, or 62.4%, increase over the $631,000 of net income reported for the same period in 2007. Basic and diluted earnings per share for the three months ended September 30, 2008 were $0.11, as compared to basic and diluted earnings per share of $0.07 for the same period in 2007. The reported net income of $1.03 million was the most ever recorded by Central Jersey Bancorp for a quarter. The significant increase in net income is primarily attributable to a number of key factors including; (i) net interest margin expansion, which is the result of the 2007 balance sheet restructuring initiative, lower funding costs and incremental growth in interest-earning assets; (ii) the realization of gains in the available-for-sale investment securities portfolio due to favorable market conditions; and (iii) cost savings initiatives implemented in the latter part of 2007.

For the nine months ended September 30, 2008, Central Jersey Bancorp reported net income of $2.3 million, as compared to net income of $104,000 for the same period in 2007. Basic and diluted earnings per share for the nine months ended September 30, 2008 were $0.25 and $0.24, respectively, as compared to basic and diluted earnings per share of $0.01 for the same period in 2007. The modest net income reported for the nine months ended September 30, 2007 was due to the balance sheet restructuring initiative announced on April 30, 2007, which resulted in a one-time pre-tax charge of approximately $1.96 million and was reflected in Central Jersey Bancorp's first quarter 2007 unaudited consolidated financial statements. Per share earnings and book value amounts have been adjusted in all periods to reflect the 5% stock dividends paid on July 1, 2008 and July 2, 2007.

James S. Vaccaro, Chairman, President and CEO, commented, "We are pleased with the quarterly results for Central Jersey Bancorp as, in contrast to financial services industry trends, we reported record quarterly net income of $1.0 million. These results were derived primarily through prudent balance sheet growth and proactive management of our loan and investment securities portfolios, both of which continue to perform very well even during these challenging economic times. To that end, we are proud to report that Central Jersey Bancorp has never originated a Subprime or Alt-A residential mortgage or purchased any Fannie Mae or Freddie Mac preferred stock - initiatives that are presently wreaking havoc on the balance sheets of many large, regional and community banks. In addition, Central Jersey Bancorp is considered well-capitalized by all regulatory measurements and has ample liquidity. Going forward, we will maintain our traditional commitment to high quality asset growth, which has positioned Central Jersey Bancorp to continue its positive operating performance momentum and be successful in the creation of incremental shareholder value."

Results of Operations

Net interest income was $5.0 million and $13.6 million, respectively, for the three and nine months ended September 30, 2008, as compared to $4.2 million and $12.4 million, respectively, for the same periods in 2007. Net interest income, for the three months ended September 30, 2008, was comprised primarily of $5.4 million in interest and fees on loans, $2.0 million in interest on investment securities, and $60,000 in other interest income, less interest expense on deposits of $2.0 million, interest expense on borrowed funds of $429,000, and interest expense on subordinated debentures of $78,000. Net interest income, for the nine months ended September 30, 2008, was comprised primarily of $15.8 million in interest and fees on loans, $5.5 million in interest on investment securities, and $332,000 in other interest income, less interest expense on deposits of $6.9 million, interest expense on borrowed funds of $989,000, and interest expense on subordinated debentures of $252,000.

The average yield on interest-earning assets was 5.92% and 5.96%, respectively, for the three and nine months ended September 30, 2008, as compared to 6.59% and 6.48%, respectively, for the same periods in 2007. The average cost of deposits and interest-bearing liabilities was 2.08% and 2.36%, respectively, for the three and nine months ended September 30, 2008, as compared to an average cost of 3.15% and 3.14%, respectively, for the same periods in 2007. The decrease in both the average yield on interest-earning assets and the average cost of deposits and interest-bearing liabilities for the three and nine months ended September 30, 2008 was primarily due to the over 300 basis point reduction in the general level of short term interest rates and the 325 basis point reduction in the Prime Rate of interest which occurred between September 2007 and April 2008. The net interest margin for the three and nine months ended September 30, 2008 was 3.99% and 3.78%, respectively, as compared to 3.62% and 3.54%, respectively, for the same periods in 2007. The net interest margin expansion was the result of the 2007 balance sheet restructuring initiative, incremental growth in interest-earning assets and lower funding costs. The retail and commercial banking markets remain very competitive for deposit and loan pricing.

For the three and nine months ended September 30, 2008, the provision for loan losses was $252,000 and $399,000, respectively, as compared to no provision for the three months ended September 30, 2007 and $165,000 for the nine months ended September 30, 2007. The provision for loan losses recorded for each period was representative of the loan growth that occurred during the period and the risk profile of the loan portfolio.

Non-interest income (loss), which consists of service charges on deposit accounts, gains on the sale of loans held-for-sale, gains on the sale of investment securities available-for-sale, income from bank owned life insurance and the impairment on available-for-sale investment securities, was $844,000 and $2.0 million, respectively, for the three and nine months ended September 30, 2008, as compared to $417,000 and ($642,000), respectively, for the same periods in 2007. Gains on the sale of investment securities available-for-sale totaled $340,000 and $402,000, respectively, for the three months and nine months ended September 30, 2008, as compared to no gains and $87,000, respectively, for the same periods in 2007. The significant increase in gains on the sale of available-for-sale investment securities is the result of prudent balance sheet management and favorable market conditions. In addition, the significant increase in gains on the sale of loans held-for-sale was due to fees realized from the sale and servicing of SBA loans. The origination of SBA loans, which are generally sold with servicing retained, commenced in the fourth quarter of 2007, with the initial SBA loan sales occurring during the first quarter of

2008.  The loss  recorded  in  non-interest  income  for the nine  months  ended
September  30,  2007  was  directly   related  to  the  one-time  balance  sheet
restructuring charge of $1.96 million, pre-tax.

Non-interest expense was $4.0 million and $11.7 million, respectively, for the three and nine months ended September 30, 2008, as compared to $3.7 million and $10.8 million, respectively, for the same periods in 2007. Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, core deposit intangible amortization, and other operating expenses.

Financial Condition

Central Jersey Bancorp's assets, at September 30, 2008, totaled $554.9 million, an increase of $51.4 million, or 10.2%, over the December 31, 2007 total of $503.5 million. The total assets figure for both periods includes $27.0 million in goodwill.

Cash and cash equivalents were $12.4 million at September 30, 2008, a decrease of $2.5 million, or 16.8%, from the December 31, 2007 total of $14.9 million. The decrease was due primarily to the timing of cash flows related to the bank subsidiary's business activities.

Investment securities totaled $151.5 million at September 30, 2008, an increase of $19.2 million, or 14.5%, over the December 31, 2007 total of $132.3 million. The increase was attributable to the purchase of $80.2 million of mortgage-backed securities, and $707,000 of bond anticipation notes during the period. For the nine months ended September 30, 2008, principal pay downs of mortgage-backed securities have totaled $21.4 million, $6.4 million of government-sponsored agency securities, $1.0 million of mortgage-backed securities and $3.0 million in bond anticipation notes matured, and $29.1 million in mortgage-backed securities were sold. In addition, at September 30, 2008, the net change of the unrealized gain on available-for-sale securities decreased by $794,000 from December 31, 2007.

There were no loans held-for-sale at September 30, 2008, as compared to $658,000 at December 31, 2007. The decrease in loans held-for-sale was due primarily to timing of loan closings and sales.

Loans, net of the allowance for loan losses, totaled $343.2 million at September 30, 2008, an increase of $31.4 million, or 10.1%, over the $311.8 million balance at December 31, 2007. The increase in loans was due primarily to the origination of commercial real estate loans, consumer home equity loans and lines of credit during the period.

Deposits, at September 30, 2008, totaled $406.3 million, an increase of $3.0 million, or 0.74%, over the December 31, 2007 total of $403.3 million. The modest increase in deposit balances was reflective of the competitive deposit pricing environment and general economic slowdown.

Other borrowings were $72.5 million at September 30, 2008, as compared to $24.6 million at December 31, 2007, an increase of $47.9 million, or 194.7%. The increase was due to growth in the bank subsidiary's sweep account product for business customers and $40.0 million in Federal Home Loan Bank advances. The Federal Home Loan Bank advances were used to fund loan growth and the purchase of mortgage-backed securities during the period.

At September  30, 2008,  book value per share and tangible  book value per share
were  $7.67  and  $4.52,   respectively,   as   compared  to  $7.88  and  $4.57,
respectively, at December 31, 2007.

Asset Quality

The allowance for loan losses, which began the year at $3.41 million, or 1.08% of total loans, increased to $3.82 million at September 30, 2008, or 1.10% of total loans. Non-performing loans totaled $924,000 at September 30, 2008, as compared to $214,000 at December 31, 2007. The increase in non-performing loans was due primarily to one commercial loan totaling $838,000 which was placed on non-accrual status in May 2008. It should be noted that this loan had a balance of $1.8 million when it was placed on non-accrual status but a principal payment of $1.0 million was received in September 2008, which has reduced the loan balance to $838,000. There were no loan charge-offs during the three and nine months ended September 30, 2008 and 2007.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A. Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through thirteen branch facilities located in Monmouth and Ocean Counties, New Jersey. Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol "CJBK." Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Since these statements involve risks and uncertainties and are subject to change at any time, the companies' actual results could differ materially from expected results. Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., interest rate fluctuations, regional economic and other conditions, the availability of working capital, the cost of personnel and technology, and the competitive market in which Central Jersey Bank, N.A. operates.


Contacts

James S. Vaccaro, President and CEO, 732-663-4040
Robert S. Vuono, Sr. EVP & COO, 732-663-4041
Anthony Giordano, III, EVP and CFO, 732-663-4042


                             CENTRAL JERSEY BANCORP
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (unaudited)
                  (dollars in thousands, except share amounts)

                                                                                   September 30,         December 31,
ASSETS                                                                                 2008                 2007
------                                                                           -----------------    ----------------
Cash and due from banks                                                                  $ 11,214            $ 11,198
Federal funds sold                                                                          1,164               3,679
                                                                                 -----------------    ----------------
     Cash and cash equivalents                                                             12,378              14,877

Investment securities available-for-sale, at fair value                                   136,521             114,824
Investment securities held-to-maturity (fair value of $14,893 and
$17,379, respectively, at September 30, 2008 and December 31, 2007)                        15,019              17,430
Federal Reserve Bank stock                                                                  1,960               1,960
Federal Home Loan Bank stock                                                                2,549                 550
Loans held-for-sale                                                                            --                 658

Loans                                                                                     347,043             315,173
     Less: Allowance for loan losses                                                        3,817               3,408
                                                                                 -----------------    ----------------
          Loans, net                                                                      343,226             311,765

Accrued interest receivable                                                                 2,105               2,218
Premises and equipment                                                                      5,931               4,626
Bank owned life insurance                                                                   3,654               3,565
Goodwill                                                                                   26,957              26,957
Core deposit intangible                                                                     1,564               1,926
Other assets
                                                                                            3,039               2,150
                                                                                 -----------------    ----------------
          Total assets                                                                  $ 554,903           $ 503,506
                                                                                 =================    ================

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Deposits:
     Non-interest bearing                                                                 $79,649             $73,955
     Interest bearing                                                                     326,647             329,335
                                                                                 -----------------    ----------------
                                                                                          406,296             403,290

Borrowings                                                                                 72,504              24,564
Subordinated debentures                                                                     5,155               5,155
Accrued expenses and other liabilities                                                      1,621               1,611
                                                                                 -----------------    ----------------
          Total liabilities                                                               485,576             434,620
                                                                                 -----------------    ----------------

Shareholders' equity:
     Common stock, par value $0.01 per share.  Authorized
     100,000,000 shares and issued and outstanding
     9,037,598 and 9,183,290 shares, respectively, at September 30, 2008 and
     December 31, 2007                                                                         91                  91
Additional paid-in capital                                                                 64,343              60,787
Accumulated other comprehensive income, net of tax expense                                    360                 848
Treasury stock                                                                            (1,328)                  --
Retained earnings                                                                           5,861               7,160
                                                                                 -----------------    ----------------
          Total shareholders' equity                                                       69,327              68,886
                                                                                 -----------------    ----------------
          Total liabilities and shareholders' equity                                    $ 554,903           $ 503,506
                                                                                 =================    ================


                             CENTRAL JERSEY BANCORP
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                (dollars in thousands, except per share amounts)

                                                                      Three months ended                Nine months ended
                                                                         September 30,                    September 30,
                                                                     2008           2007             2008              2007
                                                                 ------------   ------------    --------------    --------------
Interest and dividend income:
     Interest and fees on loans                                       $ 5,414        $ 5,731          $ 15,838         $ 17,320
     Interest on securities available for sale                          1,782          1,501             5,056            3,622
     Interest on securities held to maturity                              173            212               478              674
     Interest on federal funds sold and due from banks                     60            348               332            1,302
                                                                 ------------   ------------    --------------    --------------
          Total interest and dividend income                            7,429          7,792            21,704           22,918

Interest expense:
     Interest expense on deposits                                       1,962          3,237             6,864            9,633
     Interest expense on other borrowings                                 429            196               989              539
     Interest expense on subordinated debentures                           78            111               252              330
                                                                 ------------   ------------    --------------    --------------
          Total interest expense                                        2,469          3,544             8,105           10,502

                                                                 ------------   ------------    --------------    --------------
          Net interest income                                           4,960          4,248            13,599           12,416
                                                                 ------------   ------------    --------------    --------------

Provision for loan losses:                                                252             --               399              165

                                                                 ------------   ------------    --------------    --------------
          Net interest income after provision for loan losses           4,708          4,248            13,200           12,251
                                                                 ------------   ------------    --------------    --------------

Other income:
     Service charges on deposit accounts                                  393            373             1,157            1,093
     Gain on sale of securities available-for-sale                        340             --               402               87
     Gain on sale of loans held-for-sale                                   81             14               348               47
     Income on bank owned life insurance                                   30             30                89               88
     Impairment on available-for-sale securities                           --             --                --          (1,957)
                                                                 ------------   ------------    --------------    --------------
          Total other income (loss)                                       844            417             1,996            (642)
                                                                 ------------   ------------    --------------    --------------

Operating expenses:
     Salaries and employee benefits                                     1,975          1,785             5,841            5,280
     Net occupancy expenses                                               532            484             1,541            1,416
     Data processing fees                                                 273            219               708              663
     Core deposit intangible amortization                                 121            138               362              414
     Abandonment of leasehold improvements                                 --            137                --              137
     Other operating expenses                                           1,090            940             3,238            2,888
                                                                 ------------   ------------    --------------    --------------
          Total other expenses                                          3,991          3,703            11,690           10,798
                                                                 ------------   ------------    --------------    --------------

Income before provision for income taxes                                1,561            962             3,506              811

Income taxes                                                              536            331             1,189              707
                                                                 ------------   ------------    --------------    --------------

     Net income                                                     $   1,025      $     631         $   2,317        $     104
                                                                 ============   ============    ==============    ==============

Basic earnings per share                                            $    0.11      $    0.07         $    0.25        $    0.01
                                                                 ============   ============    ==============    ==============
Diluted earnings per share                                          $    0.11      $    0.07         $    0.24        $    0.01
                                                                 ============   ============    ==============    ==============
Average basic shares outstanding                                    9,074,977      9,181,602         9,118,884        9,134,348
                                                                 ============   ============    ==============    ==============
Average diluted shares outstanding                                  9,504,798      9,612,559         9,544,772        9,587,106
                                                                 ============   ============    ==============    ==============



--------------------------------------------- -------------------------------------- ---------------------------------------
       Performance Ratios (unaudited)                  Three Months Ended                      Nine Months Ended
           (dollars in thousands)                         September 30,                          September 30,
--------------------------------------------- -------------------------------------- ---------------------------------------
                   Ratio                             2008                2007               2008                2007
--------------------------------------------- -------------------- ----------------- ------------------- -------------------

Return on average assets                                    0.75%             0.49%               0.58%              0.03%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Return on average tangible assets                           0.79%             0.52%               0.62%              0.03%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Return on average equity                                    5.99%             3.79%               4.49%              0.21%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Return on average tangible equity                          10.35%             6.77%               7.69%              0.38%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Efficiency ratio                                           68.76%            79.38%              74.96%             91.71%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Efficiency ratio (less core deposit
intangible amortization expense)                           66.68%            76.42%              72.64%             88.19%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Operating expense ratio                                     2.93%             2.86%               2.95%              2.79%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Net interest margin                                         3.99%             3.62%               3.78%              3.54%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------

--------------------------------------------- -------------------- ----------------- ------------------- -------------------
             Ratio Calculations
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Efficiency ratio:
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Net interest income                                   $4,960            $4,248             $13,599             $12,416
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest income (loss)                               844               417               1,996               (642)
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
          Total revenue                                     5,804             4,665              15,595              11,774
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest expense                                  $3,991            $3,703             $11,690             $10,798
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Ratio                                                      68.76%            79.38%              74.96%              91.71%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------

--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Efficiency ratio (less core deposit
intangible amortization expense):
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Net interest income                                        $4,960            $4,248             $13,599             $12,416
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest income (loss)                               844               417               1,996               (642)
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
          Total revenue                                     5,804             4,665              15,595              11,774
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest expense                                   3,991             3,703              11,690              10,798
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Less:  Core deposit amortization
     expense                                                (121)             (138)               (362)               (414)
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest expense (less core deposit
     intangible amortization expense)                      $3,870            $3,565             $11,328             $10,384
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Ratio                                                      66.68%            76.42%              72.64%              88.19%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------

--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Operating expense ratio:
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Average assets                                      $541,665          $513,881            $529,295            $515,238
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
     Non-interest expense                                  $3,991            $3,703             $11,690             $10,798
--------------------------------------------- -------------------- ----------------- ------------------- -------------------
Ratio                                                       2.93%             2.86%               2.95%               2.79%
--------------------------------------------- -------------------- ----------------- ------------------- -------------------

--------------------------------------------- -------------------- ----------------- ------------------- -------------------
